CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R.     Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Smith Barney Investment Funds Inc. — Smith Barney Investment Grade Bond Fund (the “Registrant”), each certify to the best of his her knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Investment Funds Inc. — Smith Barney Investment Grade Fund	Chief Financial Officer Smith Barney Investment Funds Inc. — Smith Barney Investment Grade Fund

/s/ R. Jay Gerken R. Jay Gerken Date: March 9, 2005	/s/ Kaprel Ozsolak Kaprel Ozsolak Date: March 9, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.